SCHEDULE 14A INFORMATION



Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


|X|        Filed by the Registrant
|_|        Filed by a Party other than the Registrant

Check the appropriate box:

|_|         Preliminary Proxy Statement
|_|         Confidential, for Use of the Commission Only
|_|         (as permitted by Rule 14a-6(e)(2))
|_|         Definitive Proxy Statement
|X|         Definitive Additional Materials
|_|         Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                             Washington Mutual, Inc.
                (Names of Registrant as Specified in Its Charter)



    (Names of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check appropriate box):

|X|      No fee required.
|_|      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
         or 14a-6(j)(2).
|_| $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
|_| Fee computed on table below per Exchange Act rules 14a-6(i)(4) and 0-11.

    1)       Title of each class of securities to which transaction applies:
    2)       Aggregate number of securities to which transaction applies:
    3) Per unit price or other underlying value of transaction computes pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
    4)       Total fee paid:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)       Amount Previously Paid:
     2)       Form, Schedule or Registration Statement No.:
     3)       Filing Party:
     4)       Date Filed:



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                            [LOGO] Washington Mutual


May 28, 1997



Dear Shareholder:

Proxy materials for a Special Meeting of Shareholders of Washington Mutual, Inc., to be held on Friday, June 13, 1997, were mailed to you on May 15, 1997.

According to our records, your proxy card has not yet been received. It is important that your shares are represented and voted at the meeting.

                    VOTING YOUR SHARES CAN MAKE A DIFFERENCE

Since the time is short, we urge you to promptly sign, date and return the enclosed proxy in the envelope provided. If you recently returned your proxy, it may not have been received prior to this mailing. If so, please disregard this reminder notice. We appreciate your prompt attention to this important material.

The Board of Directors of Washington Mutual recommends that you vote FOR the Share Issuance/Merger Proposal and FOR the Articles Amendment Proposal.

Thank you for your continued support.

Sincerely,



Washington Mutual, Inc.

                                   QUESTIONS?
                Call our proxy solicitor, D.F. King & Co., Inc.
                          toll-free at 1-800-669-5550
                  between 8:00 a.m. and 8:00 p.m. Eastern Time

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